EXHIBIT 21.  SUBSIDIARIES OF THE REGISTRANT

                                                         ORGANIZED
                                                        UNDER LAW OF

UNIVERSAL CORPORATION                                     Virginia

Universal Leaf Tobacco Company, Incorporated              Virginia

  K. R. Edwards Leaf Tobacco Company, Incorporated        Virginia

     Casa Export Limited                                  Virginia
     Grassland Holding, Incorporated                      Kentucky
     Tabacos Del Pacifico Norte, S.A. De C.V.             Mexico
     Tabacos Argentinos S.A.                              Argentina

  Lancaster Leaf Tobacco Company of Pennsylvania, Inc.    Virginia

     Lancotab, N.V.                                       Belgium
     Lancaster Philippines, Incorporated                  Philippines

  Latin America Tobacco Company                           Virginia

  Maclin-Zimmer-McGill Tobacco Company, Incorporated      Virginia

  Simcoe Leaf Tobacco Company, Limited                    Canada

  Southern Processors, Incorporated                       Virginia

  Southwestern Tobacco Company, Incorporated              Virginia

  J. P. Taylor Company, Incorporated                      Virginia

  Dunnington-Beach Tobacco Company, Incorporated          Virginia
  Thorpe & Ricks, Inc.                                    Virginia

     Thorpe-Greenville Export Tobacco Company             North Carolina

  Tobacco Processors, Incorporated                        Virginia

  Universal Leaf Export Company, Incorporated             Guam

  W. H. Winstead Company, Incorporated                    Virginia

  Universal Leaf International, Inc.                      Virginia

  B. V. European Tobacco Company                          Netherlands
     L'Agricola, S.p.A.                                   Italy

  Deltafina, S.p.A.                                       Italy

  Forestab, S.p.A.                                        Italy

  Itofina, S.A.                                           Switzerland


  Orient Leaf Tobacco Co., Inc.                           Philippines

  Greek Tobacco Trading Company                           Greece

  Universal Leaf Tabacos Limitada                         Brazil
     Tebe-Ele S.A. Comercio Exterior Ltda.                Brazil

  Universal Leaf Far East, Limited                        Hong Kong

  Universal Yaprak Tutun Sanayi Ve Ticaret A.S.           Turkey

  Continental Tobacco, S.A.                               Switzerland

     Toutiana, S.A.                                       Switzerland
          Nyiregyhazi Dohanyfermentalo Rt.                Hungary
          Ultoco, S.A.                                    Switzerland

     Limbe Leaf Tobacco Company, Limited                  Malawi
          Lytton Tobacco Company (Malawi) Limited         Malawi

  Gebruder Kulenkampff, Inc.                              Virginia

     Gebruder Kulenkampff AG                              Germany

          Tutuntex Ticaret A.S.                           Turkey
          Industria AG                                    Switzerland

               Trestina Azienda Tabacchi, S.p.A.          Italy

            Latina Tabacchi Greggi Italiani, S.p.A.       Italy

  Zimleaf Holdings (Private), Limited                     Zimbabwe
     Lytton Tobacco Company (Private), Limited            Zimbabwe
     Zimbabwe Leaf Tobacco Company (Private) Limited      Zimbabwe

  Casalee, Inc.                                           Virginia

     Madison Management Ltd.                              British Virgin Isles
     Tobacco Trading International, Inc.                  British Virgin Isles
     Casalee Transtobac Lieferanten A.G.                  Switzerland
     Casalee Transtobac  (PVT) Ltd.                       Zimbabwe
     Universal DC Holdings Ltd.                           USA/United Kingdom
          Universal Eastern Europe Limited                United Kingdom
          Universal Leaf (UK) Limited                     USA/United Kingdom
               C.G. Services Ltd.                         United Kingdom
               Casalee (UK) Ltd.                          United Kingdom


Deli Universal, Inc.                                      Virginia
  Imperial Commodities Corporation                        California

  Red River Foods, Inc.                                   Virginia
    HTC Commodities, Inc.                                 Virginia

  Red River Commodities, Incorporated                     North Dakota
    Harkema, Inc.                                         Connecticut

  Ermor Tabarama-Tabacos do Brasil Ltda.                  Brazil

  Deli-Mij Holdings Ltd.                                  United Kingdom
    Corrie, MacColl & Son Ltd.                            United Kingdom
    Van Rees Ltd.                                         United Kingdom

  N.V. Deli Universal                                     Netherlands
    Deli Maatschappij B.V.                                Netherlands
    Deli Services B.V.                                    Netherlands
    Jongeneel Holding B.V.                                Netherlands
    Jongeneel B.V.                                        Netherlands

  Heuvelman Holding B.V.                                  Netherlands
    Heuvelman Hout Beheer B.V.                            Netherlands

  Steffex Beheer B.V.                                     Netherlands
    Handelmatschappij Steffex B.V.                        Netherlands

  Jadico and Specerijen B.V.  *                           Netherlands

  B.V. Deli-HTL Tabak Maatschappij                        Netherlands
  Industria Exportadora de Tabacos
    Dominicanos "Inetab" C. por                           Dominican Republic

  Companhia Panamericana de Tabacos "Copata"              Dominican Republic

  Vriesthee B.V.                                          Netherlands

  Van Rees B.V.                                           Netherlands

  Van Rees Ceylon B.V.                                    Netherlands

  Indoco International B.V.                               Netherlands


* Company is 20 percent or more owned by parent and earnings of which are recorded under the equity method of accounting.